                                                           Exhibit No. EX-99.e.2

                           SUB-DISTRIBUTION AGREEMENT

     THIS  AGREEMENT  is made and entered  into as of the 1st day of  September,
2008, by and among Genworth Variable Insurance Trust, a Delaware statutory trust
(the "Trust"),  Capital  Brokerage  Corporation,  a Washington  corporation (the
"Distributor"),  and Quasar  Distributors,  LLC, a  Delaware  limited  liability company (the "Sub-Distributor").

     WHEREAS,  the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management  investment company,  and is  authorized  to issue shares of  beneficial  interest  ("Shares") in separate series with each such series  representing  interests in a separate portfolio of securities and other assets;

     WHEREAS,  the  Distributor  is  registered  as a  broker-dealer  under  the
Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the Financial Industry Regulatory Authority ("FINRA");

     WHEREAS,  the  Distributor  and the Trust have  entered  into an  effective
Distribution Agreement (the "Distribution Agreement"),  under the terms of which the Distributor is the principal underwriter of the Trust;

     WHEREAS,  the  Trust  and  the  Distributor  each  desires  to  retain  the
Sub-Distributor  as  sub-distributor in connection with the offering and sale of certain of the Shares of each series  listed on Schedule A (as amended from time to time) (the "Funds") to this Agreement;

     WHEREAS,  the  Shares may be  offered  and sold at net asset  value only to separate  accounts of insurance  companies  ("Insurance  Companies") to fund the benefits of variable life insurance policies and variable annuity contracts;

     WHEREAS,  the  Sub-Distributor  is registered as a broker-dealer  under the
1934 Act, and is a member of FINRA; and

     WHEREAS,  the  Sub-Distributor is willing to act as sub-distributor for the
Distributor and the Trust on the terms and conditions hereinafter set forth.

     WHEREAS, this Agreement replaces and supersedes the prior  Sub-Distribution
Agreement between AssetMark Capital  Corporation and Quasar  Distributors,  LLC,
dated September 27, 2006, and any associated amendments.

     NOW,  THEREFORE,  in  consideration  of the promises  and mutual  covenants herein  contained,  and other good and  valuable  consideration,  the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1. Appointment of the Sub-Distributor.

     The Distributor and the Trust each hereby appoints the  Sub-Distributor  as the agent for the sale and distribution of certain Shares of the Funds,  subject to the terms and for the period set forth in this Agreement. The Sub-Distributor hereby accepts such appointment and agrees to act hereunder.

     2. Services and Duties of the Sub-Distributor.

     (a) The  Sub-Distributor  agrees to sell  Shares of the Funds to  Insurance
Companies on a best efforts  basis as agent (solely for the purpose of accepting orders for the purchase and redemption of Fund Shares, and for no other purpose)
for the Distributor  and the Trust during the term of this  Agreement,  upon the terms and at the current offering price (plus sales charge, if any) described in the Prospectus.  As used in this Agreement, the term "Prospectus" shall mean the current prospectus(es),  including the statement of additional  information,  as amended or  supplemented,  relating to the Funds and  included in the  currently effective  registration  statement  or  post-effective  amendment  thereto  (the
"Registration  Statement")  of the Trust under the  Securities  Act of 1933 (the
"1933 Act") and the 1940 Act.

     (b) During  the  continuous  public  offering  of Shares of the Funds,  the
Sub-Distributor  will hold itself  available to receive orders,  in such form as
required  by  the  Trust  and  the   Distributor,   and   satisfactory   to  the
Sub-Distributor,  for the purchase of Shares of the Funds by Insurance Companies and will accept such orders on behalf of the Trust.  Such purchase  orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

     (c) The  Sub-Distributor,  with the  operational  assistance of the Trust's transfer agent,  shall make Shares available for sale and redemption through the
National Securities Clearing Corporation's Fund/SERV System.

     (d) In  connection  with  all  matters  relating  to  this  Agreement,  the
Sub-Distributor  agrees to act in  conformity  with the  Trust's  Agreement  and
Declaration of Trust and By-Laws and with the  instructions  of the Funds' Board of Trustees ("the "Board" or the "Trustees") and to comply with the requirements of the 1933 Act, the 1934 Act, the 1940 Act,  the  regulations  of FINRA and all other  applicable  federal or state laws and  regulations.  The  Sub-Distributor acknowledges  and agrees that it is not authorized to provide any information or make any representations other than as contained in the Prospectus and any sales literature specifically approved by the Trust and the Distributor.

     (e) The Sub-Distributor  agrees to act as agent for the Distributor and the
Trust to receive and transmit  promptly to the Funds' transfer agent shareholder requests for redemption of Shares.

     (f) The  Sub-Distributor  shall  devote its best efforts to effect sales of
Shares of the Funds but shall not be  obligated  to sell any  certain  number of
Shares.

     (g) The  Sub-Distributor  shall prepare  reports for the  Distributor to be provided to the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Distributor or the Board, including regarding use of 12b-1 payments received by the Sub-Distributor, if any.

     (h) The services furnished by the  Sub-Distributor  hereunder are not to be deemed  exclusive  and the  Sub-Distributor  shall  be free to  furnish  similar services to others so long as its services under this Agreement are not impaired thereby.  Each of the  Distributor  and the Trust  recognizes  that from time to time,  officers and  employees of the  Sub-Distributor  may serve as  directors, trustees,  officers  and  employees  of  other  entities  (including  investment companies), that such other entities may include the name of the Sub-Distributor as part of their name and that the  Sub-Distributor  or its affiliates may enter into  distribution,  administration,  fund  accounting,  transfer agent or other agreements with such other  entities.  The Trust reserves the right to (1) issue
Shares in connection with a merger,  consolidation,  or  recapitalization of the
Trust or any Fund(s);  (2) issue  additional  Shares to holders of Shares or (3)
issue Shares in connection with any offer of exchange permitted by Section 11 of the 1940 Act.

     (i)  The  Sub-Distributor  shall  at all  times  during  the  term  of this
Agreement remain  registered as a broker-dealer  under the 1934 Act and with all
50  states,  and shall  also  remain a member  in good  standing  of FINRA.  The
Sub-Distributor  shall  immediately  notify the Trust in writing if it  receives notification  that such  registrations  or membership  have been  temporarily or permanently suspended, limited or terminated.

     3. Duties and Representations of the Trust.

     (a) The Trust  represents  that it is duly  organized  and in good standing under the law of its  jurisdiction of organization and registered as an open-end management  investment company under the 1940 Act. The Trust agrees that it will act in material conformity with its Agreement and Declaration of Trust, By-Laws,
Registration  Statement as may be amended from time to time and  resolutions and other  instructions  of its Board.  The Trust  agrees to comply in all  material respects  with the 1933 Act, the 1940 Act and all other  applicable  federal and state  laws and  regulations.  The  Trust  represents  and  warrants  that  this
Agreement has been duly  authorized  by all necessary  action by the Trust under the 1940 Act, state law and the Trust's  Agreement and  Declaration of Trust and
By-Laws.

     (b) The Trust, or its agent,  shall take or cause to be taken all necessary action to  register  Shares of the Funds  under the 1933 Act and to  maintain an effective  Registration Statement for such Shares in order to permit the sale of
Shares as herein  contemplated.  The Trust authorizes the Sub-Distributor to use the Prospectus,  in the form furnished to the Sub-Distributor from time to time, in connection with the sale of Shares.

     (c) The  Trust  represents  and  agrees  that all  Shares to be sold by it, including those offered under this Agreement,  are validly  authorized and, when issued in accordance with the description in the Prospectus,  will be fully paid and  nonassessable.  The Trust  further  agrees  that it shall have the right to suspend the sale of Shares of any Fund at any time in response to  conditions in the securities markets or otherwise,  and to suspend the redemption of Shares of any Fund at any time  permitted  by the 1940 Act or the rules of the  Securities and Exchange  Commission  ("SEC").  The Trust shall  advise the  Sub-Distributor promptly of any such determination.

     (d) The Trust agrees to advise the Sub-Distributor promptly in writing:

          (i) of any material  correspondence or other  communication by the SEC or its staff relating to continued  availability  for sale of the Shares of the Funds;

          (ii)  in the  event  of the  issuance  by  the  SEC of any  stop-order suspending the  effectiveness of the Registration  Statement then in effect or the initiation of any proceeding for that purpose;

          (iii) of the  happening of any event of which the Trust  becomes aware that makes untrue any statement of a material  fact made in the  Prospectus or which  requires  the making of a change in such  Prospectus  in order to make the statements therein not misleading;

          (iv) of all actions which may relate to the continued  availability of the Shares for sale,  by the  Funds,  taken by the SEC with  respect to any amendments to any Registration  Statement or Prospectus which may from time to time be filed with the SEC; and

          (v) of assignment or termination of the Distribution Agreement.

     (e) The  Trust  shall  file such  reports  and  other  documents  as may be required  under  applicable  federal and state laws and  regulations.  The Trust shall, upon request of the Sub-Distributor notify the Sub-Distributor in writing
of  the  states  in  which  the  Shares  may  be  sold  and  shall   notify  the
Sub-Distributor in writing of any changes to such information.

     (f) The Trust  agrees to file  from  time to time  such  amendments  to its
Registration  Statement  and  Prospectus  as may be  necessary in order that its
Registration  Statement and Prospectus will not contain any untrue  statement of material fact or omit to state any material  fact required to be stated  therein or necessary to make the statements therein not misleading.

     (g) The Trust shall fully  cooperate in the efforts of the  Sub-Distributor to sell and  arrange  for the sale of Shares  and shall  make  available  to the
Sub-Distributor a statement of each computation of net asset value. In addition, the Trust shall provide to the  Sub-Distributor  from time to time copies of all information, financial statements, and other papers that the Sub-Distributor may reasonably  request  for use in  connection  with the  distribution  of  Shares, including,  without  limitation,  copies  of any  audited  financial  statements prepared for the Trust by its independent public accountants and such reasonable number  of  copies  of the most  current  Prospectus,  statement  of  additional
information   and  annual  and   interim   reports   to   shareholders   as  the
Sub-Distributor may request.  The Trust shall forward a copy of any SEC filings, including the Registration Statement, to the Sub-Distributor within one business day of any such filings. The Trust, the Distributor and the Sub-Distributor each represents that it will not use or authorize the use of any advertising or sales material  unless and until such  materials have been approved and authorized for use by each party.

     (h) The Trust represents and warrants that its  Registration  Statement and any  advertisements  and sales  literature  of the Trust  (excluding  statements relating to the Sub-Distributor and the services it provides that are based upon written  information  furnished by the  Sub-Distributor  expressly for inclusion therein)  shall not contain  any untrue  statement  of material  fact or omit to state any material fact  required to be stated  therein or necessary to make the statements  therein  not  misleading,  and that all  statements  or  information furnished to the  Sub-Distributor  pursuant to this Agreement  shall be true and correct in all material respects.

     4. Duties and Representations of the Distributor.

     (a) The  Distributor  represents  and warrants that this Agreement has been duly authorized by all necessary  action by the  Distributor  under the 1934 Act and any other applicable federal or state laws or regulations.

     (b) The  Distributor  shall at all times during the term of this  Agreement remain registered as a broker-dealer  under the 1934 Act and shall also remain a member in good standing of FINRA. The Distributor shall  immediately  notify the
Sub-Distributor  in  writing  if it  receives  written  notification  that  such registrations  or membership  has been  temporarily  or  permanently  suspended, limited or terminated.

     (c) In  connection  with  all  matters  relating  to  this  Agreement,  the
Distributor  agrees  to  act  in  conformity  with  the  Trust's  Agreement  and
Declaration of Trust and By-Laws and with the  instructions  of the Board and to comply with the  requirements  of the 1933 Act,  the 1934 Act, the 1940 Act, the
regulations  of  FINRA  and all  other  applicable  federal  or  state  laws and regulations.

     (d)  The  Distributor  represents  that,  pursuant  to  the  terms  of  the
Distribution Agreement, it is the principal underwriter for the Trust, and shall notify the  Sub-Distributor in writing  immediately upon termination of its role as underwriter, or upon assignment or termination of the Distribution Agreement.

     5. Compensation.

     As compensation for the services  performed and the expenses assumed by the
Sub-Distributor  under  this  Agreement  including,  but  not  limited  to,  any commissions paid for sales of Shares, the  Sub-Distributor  shall be entitled to the fees and  expenses  set  forth in  Schedule  B to this  Agreement  which are payable  promptly  after the last day of each month.  Such fees shall be paid to the Sub-Distributor by the Distributor.

     6. Expenses.

     (a) The Distributor, or the Trust, but not the Sub-Distributor,  shall bear all costs and expenses in connection  with  registration  of the Shares with the
SEC and related  compliance with state securities laws, as well as all costs and expenses in connection with the offering of the Shares and  communications  with
shareholders  of  its  Funds,   including  but  not  limited  to  (i)  fees  and
disbursements of its counsel and independent public accountants;  (ii) costs and expenses  of the  preparation,  filing,  printing  and  mailing of  Registration
Statements  and  Prospectuses  and  amendments   thereto,  as  well  as  related
advertising and sales  literature;  (iii) costs and expenses of the preparation, printing and mailing of annual and interim  reports,  proxy  materials and other communications  to  shareholders  of  the  Funds;  and  (iv)  fees  required  in connection with the offer and sale of Shares in such  jurisdictions  as shall be selected by the Trust pursuant to Section 3(e) hereof.

     (b)  The  Sub-Distributor  shall  bear  the  expenses  of  registration  or qualification  of the  Sub-Distributor  as a dealer or broker  under  federal or state laws and the expenses of continuing such  registration  or  qualification.
The  Sub-Distributor  does  not  assume  responsibility  for  any  expenses  not expressly assumed hereunder.

     7. Indemnification.

     (a) The Trust shall  indemnify,  defend and hold the  Sub-Distributor,  and each of its present or former members, directors/trustees,  officers, employees, representatives  and any  person  who  controls  or  previously  controlled  the
Sub-Distributor  within the  meaning  of  Section  15 of the 1933 Act,  free and harmless  from and  against any and all losses,  claims,  demands,  liabilities, damages and expenses  (including  the costs of  investigating  or defending  any alleged  losses,  claims,  demands,  liabilities,  damages or  expenses  and any
reasonable   counsel  fee   incurred   in   connection   therewith)   which  the
Sub-Distributor,  each of its present and former members,  directors,  trustees, officers, employees or representatives or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise,  based upon the Trust's  failure to adhere to its obligations  hereunder,  or, in connection with the Trust's  performance  of its duties  hereunder,  based upon the Trust's violation  or  alleged  violation  of any rule of FINRA or the SEC or any  other jurisdiction  wherein  Shares of the Funds are sold,  or arising out of or based upon any  untrue  statement,  or alleged  untrue  statement  of a material  fact contained in the Registration Statement or any Prospectus,  as from time to time amended or supplemented,  or in any annual or interim report to shareholder,  or in any  advertisement or sales  literature,  or arising out of or based upon any omission,  or alleged omission,  to state therein a material fact required to be stated  therein or  necessary  to make the  statements  therein not  misleading;
provided,  however, that the Trust's obligation to indemnify the Sub-Distributor and any of the  foregoing  indemnities  shall not be deemed to cover any losses, claims,  demands,  liabilities,  damages or  expenses  arising out of any untrue statement or alleged  untrue  statement or omission or alleged  omission made in the Registration  Statement,  Prospectus,  annual or interim report, or any such advertisement  or sales  literature  in  reliance  upon and in  conformity  with information  furnished  to the Trust or its  counsel by the  Sub-Distributor  in writing  and  acknowledging  the purpose of its use for the purpose of, and used in, the preparation  thereof.  In no event shall anything contained herein be so construed as to protect  Sub-Distributor  against any  liability to the Trust or its shareholders to which  Sub-Distributor  would otherwise be subject by reason of willful misfeasance,  bad faith or gross negligence in the performance of its duties  under  this  Agreement  or by reason of its  reckless  disregard  of its obligations under this Agreement.

     The Trust's  agreement to  indemnify  the  Sub-Distributor,  and any of the foregoing  indemnitees,  as the case may be,  with  respect  to any  action,  is expressly  conditioned  upon the Trust being  notified  of such  action  brought against  the  Sub-Distributor,  or any of the  foregoing  indemnitees,  within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon  the
Sub-Distributor,  or such  person,  unless the  failure to give  notice does not prejudice the Trust. Such  notification  shall be given by letter or by telegram addressed to the Trust's President,  but, unless the failure to notify the Trust serves to prejudice  the Trust,  such failure so to notify the Trust of any such action shall not relieve the Trust from any  liability  which the Trust may have to the person  against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this Section 7(a).

     (b) The Trust shall be entitled  to  participate  at its own expense in the defense  or, if it so  elects,  to assume  the  defense  of any suit  brought to enforce any such loss, claim,  demand,  liability,  damage or expense subject to this  Agreement.  If the Trust  elects to assume the  defense of any such claim, such defense  shall be conducted by counsel  chosen by the Trust and approved by the Sub-Distributor,  which approval shall not be unreasonably  withheld. In the event the Trust  elects to assume the  defense of any such suit and retain  such counsel,  the  indemnified  defendant or  defendants in such suit shall bear the fees and expenses of any additional  counsel retained by them. If the Trust does not elect to assume the defense of any such suit, or in case the Sub-Distributor does not, in the exercise of reasonable  judgment,  approve of counsel chosen by the Trust or, if under prevailing law or legal codes of ethics, the same counsel
cannot   effectively   represent  the  interests  of  both  the  Trust  and  the
Sub-Distributor,  and each of its present or former members, directors/trustees, officers,  employees,  representatives or any controlling person, the Trust will reimburse the indemnified  person or persons named as defendant or defendants in such suit,  for the  reasonable  fees and  expenses of any  counsel  retained by
Sub-Distributor  and the  indemnified  defendants.  The Trust's  indemnification agreement  contained in Section 7 shall remain  operative  and in full force and
effect   regardless  of  any   investigation   made  by  or  on  behalf  of  the
Sub-Distributor,  and each of its present or former members, directors/trustees, officers,  employees,  representatives  or any  controlling  person,  and  shall survive the delivery of any Shares and the termination of this  Agreement.  This agreement of indemnity will inure exclusively to the Sub-Distributor's  benefit, to the  benefit of each of its  present or former  members,  directors/trustees, officers,  employees  or  representatives  or to the benefit of any  controlling
persons  and  their  successors.   The  Trust  agrees  promptly  to  notify  the
Sub-Distributor of the commencement of any litigation or proceedings against the
Trust or any of its officers or directors/trustees, in connection with the issue and sale of any of the Shares.

     (c) The Trust, the Distributor,  or the Sub-Distributor,  when acting as an indemnifying party, shall advance attorney's fees and other expenses incurred by any person in defending any claim,  demand,  action or suit which is the subject of a claim for indemnification  pursuant to this Section 7 to the maximum extent permissible under applicable law.

     (d) The Sub-Distributor shall indemnify,  defend and hold each of the Trust and the  Distributor,  and each of its  present  or  former  directors/trustees, officers,  employees,  representatives and any person who controls or previously controlled each of the Trust and the  Distributor  within the meaning of Section
15 of the 1933 Act,  free and  harmless  from and  against  any and all  losses, claims,  demands,  liabilities,  damages and  expenses  (including  the costs of investigating  or defending any alleged losses,  claims,  demands,  liabilities, damages or  expenses,  and any  reasonable  counsel fee  incurred in  connection therewith) which each of the Trust and the Distributor,  and each of its present or former directors/trustees,  officers, employees,  representatives or any such controlling  person,  may  incur  under the 1933  Act,  the 1934 Act,  any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise,  based upon the Sub-Distributor's  failure to adhere to
its  obligations  hereunder,   or,  in  connection  with  the  Sub-Distributor's
performance of its duties hereunder, based upon the Sub-Distributor's  violation or alleged  violation of any rule of FINRA or the SEC or any other  jurisdiction wherein Shares of the Funds are sold, or arising out of or based upon any untrue statement,  or alleged  untrue  statement  of a material  fact  contained in the
Trust's Registration  Statement or any Prospectus,  as from time to time amended or supplemented,  or in any annual or interim report to shareholders,  or in any advertisement or sales literature, or arising out of or based upon the omission, or alleged  omission,  to state  therein a material  fact  required to be stated
therein or necessary to make the statements  therein not  misleading;  provided, however,  that the  Sub-Distributor's  obligation  to indemnify  the Trust,  the
Distributor or any of the foregoing indemnitees shall not be deemed to cover any losses,  claims,  demands,  liabilities,  damages or expenses arising out of any untrue  statement or alleged  untrue  statement or omission or alleged  omission made in the Registration Statement, Prospectus, annual or interim report, or any such  advertisement  or sales literature in reliance upon and in conformity with written information furnished to the Sub-Distributor or its counsel by the Trust or the Distributor in writing and  acknowledging  the purpose of its use for the purpose of, and used in, the  preparation  thereof.  In no event shall  anything contained  herein be so  construed  as to protect  the Trust or the  Distributor against  any  liability  to  the  Sub-Distributor  to  which  the  Trust  or the
Distributor  would  otherwise be subject by reason of willful  misfeasance,  bad faith or gross  negligence in the performance of their  respective  duties under this  Agreement or by reason of their  reckless  disregard  of their  respective obligations under this Agreement.

     The  Sub-Distributor's  agreement  to  indemnify  each of the Trust and the
Distributor,  and any of the  foregoing  indemnitees,  as the case may be,  with respect to any action, is expressly conditioned upon the Sub-Distributor's being notified of any action brought against the Trust or the  Distributor,  or any of the foregoing  indemnitees,  within a reasonable time after the summons or other first legal  process  giving  information  of the nature of the claim shall have been  served  upon the Trust or the  Distributor,  or such  person,  unless  the failure to give notice does not prejudice the Sub-Distributor. Such notification shall be given by  letter  or by  telegram  addressed  to the  Sub-Distributor's
President,  but,  unless the  failure to notify  the  Sub-Distributor  serves to prejudice the Sub-Distributor,  such failure so to notify the Sub-Distributor of any such action shall not relieve the  Sub-Distributor  from any liability which the  Sub-Distributor  may have to the person against whom such action is brought by reason of any such untrue,  or alleged  untrue,  statement  or  omission,  or alleged omission,  otherwise than on account of the Sub-Distributor's  indemnity agreement contained in this Section 7(d).

     (e) The Sub-Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim,  demand,  liability,  damage or expense subject to this Agreement.  If the Sub-Distributor elects to assume the defense of any such claim, such defense shall be conducted by counsel chosen by the  Sub-Distributor and approved by each of the Trust and the Distributor,  which approval shall not be unreasonably  withheld. In the event the Sub-Distributor elects to assume the defense of any such suit and retain such counsel,  the indemnified  defendant or defendants  in such suit  shall  bear the fees and  expenses  of any  additional counsel  retained by them. If the  Sub-Distributor  does not elect to assume the defense of any such suit, or in case the Trust or the  Distributor  does not, in
the  exercise  of  reasonable  judgment,   approve  of  counsel  chosen  by  the
Sub-Distributor  or, if under prevailing law or legal codes of ethics,  the same counsel  cannot  effectively  represent  the  interests of both the Trust or the
Distributor and the Sub-Distributor,  and each of its present or former members, directors/trustees,  officers,  employees,  representatives  or any  controlling person,  the  Sub-Distributor  will reimburse the indemnified  person or persons named as defendant  or  defendants  in such suit,  for the  reasonable  fees and expenses  of any  counsel  retained  by the  Trust  or the  Distributor  and the
indemnified   defendants.   The  Sub-Distributor's   indemnification   agreement
contained  in  Section 7 shall  remain  operative  and in full  force and effect regardless  of any  investigation  made  by or on  behalf  of the  Trust  or the
Distributor,  and each of its  present or former  directors/trustees,  officers, employees,  representatives  or any  controlling  person,  and shall survive the delivery of any Shares and the termination of this Agreement.  This agreement of indemnity  will inure  exclusively  to the  benefit of each of the Trust and the
Distributor, to the benefit of each of its present or former directors/trustees, officers,  employees  or  representatives  or to the benefit of any  controlling persons and their successors.  The Sub-Distributor agrees promptly to notify the
Trust and the  Distributor of the  commencement of any litigation or proceedings against the  Sub-Distributor  or any of its officers or  directors/trustees,  in connection with the issue and sale of any of the Shares.

     (f) The Distributor shall indemnify,  defend and hold the  Sub-Distributor, and  each  of its  present  or  former  members,  directors/trustees,  officers, employees,  representatives and any person who controls or previously controlled the  Sub-Distributor  within the meaning of Section 15 of the 1933 Act, free and harmless  from and  against any and all losses,  claims,  demands,  liabilities, damages and expenses  (including  the costs of  investigating  or defending  any alleged  losses,  claims,  demands,  liabilities,  damages or  expenses  and any
reasonable   counsel  fee   incurred   in   connection   therewith)   which  the
Sub-Distributor,  and each of its present or former members, directors/trustees, officers,  employees,  representatives or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise,  based upon the  Distributor's  failure  to  adhere  to its  obligations  hereunder,  or, in connection with the  Distributor's  performance of its duties  hereunder,  based upon  Distributor's  violation or alleged  violation of any rule of FINRA or the
SEC or any other  jurisdiction  wherein Shares of the Funds are sold, or arising out of or based upon any untrue  statement,  or alleged  untrue  statement  of a material fact contained in the Trust's Registration Statement or any Prospectus,
as from time to time amended or supplemented, or in any annual or interim report to shareholders,  or in any advertisement or sales literature, or arising out of or based upon the  omission,  or alleged  omission,  to state therein a material fact required to be stated therein or necessary to make the  statements  therein
not  misleading;   provided,  however,  that  the  Distributor's  obligation  to indemnify the Sub-Distributor and any of the foregoing  indemnitees shall not be deemed to cover any losses, claims,  demands,  liabilities,  damages or expenses arising out of any untrue  statement or alleged untrue  statement or omission or alleged  omission  made in the  Registration  Statement,  Prospectus,  annual or interim report,  or any such  advertisement or sales literature in reliance upon and in conformity with written  information  furnished to the Distributor or its counsel by the Sub-Distributor in writing and acknowledge the purpose of its use for the  purpose  of, and used in, the  preparation  thereof.  In no event shall anything  contained  herein be so  construed  as to protect the  Sub-Distributor against any  liability to the  Distributor  to which the  Sub-Distributor  would otherwise  be  subject  by reason  of  willful  misfeasance,  bad faith or gross negligence in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations under this Agreement.

     The Distributor's  agreement to indemnify the  Sub-Distributor,  and any of the foregoing  indemnities,  as the case may be, with respect to any action,  is expressly conditioned upon the Distributor being notified of such action brought against  the  Sub-Distributor,  or any of the  foregoing  indemnities,  within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon  the
Sub-Distributor,  or such  person,  unless the  failure to give  notice does not prejudice  the  Distributor.  Such  notification  shall be given by letter or by telegram  addressed to the Distributor's  President,  but, unless the failure to notify the Distributor  serves to prejudice the Distributor,  such failure so to notify the Distributor of any such action shall not relieve the Distributor from any liability  which the  Distributor  may have to the person  against whom such action is brought by reason of any such untrue, or alleged untrue,  statement or omission,  or alleged  omission,  otherwise than on account of the distributor's indemnity agreement contained in Section 7(f).

     (g) The Distributor  shall be entitled to participate at its own expense in the  defense or, if it so elects,  to assume the defense of any suit  brought to enforce any such loss, claim,  demand,  liability,  damage or expense subject to this  Agreement.  If the  Distributor  elects to assume the  defense of any such claim,  such defense shall be conducted by counsel chosen by the Distributor and approved  by the  Sub-Distributor,  which  approval  shall  not be  unreasonably withheld.  In the event the Distributor elects to assume the defense of any such suit and retain such counsel,  the  indemnified  defendant or defendants in such suit shall bear the fees and  expenses  of any  additional  counsel  retained by them. If the Distributor  does not elect to assume the defense of any such suit, or in case the Sub-Distributor does not, in the exercise of reasonable judgment, approve of counsel  chosen by the  Distributor  or, if under  prevailing  law or legal  codes of  ethics,  the same  counsel  cannot  effectively  represent  the interests  of both  the  Sub-Distributor  and the  Distributor,  and each of its
present   or   former   members,   directors/trustees,    officers,   employees,
representatives  or any controlling  person,  the Distributor will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the  Sub-Distributor and the indemnified  defendants.  The  Distributor's  indemnification  agreement contained  in  Section 7 shall  remain  operative  and in full  force and effect regardless of any investigation made by or on behalf of the Sub-Distributor, and
its  present  or  former  members,   directors/trustees,   officers,  employees,
representatives or any controlling person, and shall survive the delivery of any
Shares and the termination of this  Agreement.  This agreement of indemnity will inure exclusively to the benefit of the  Sub-Distributor,  to the benefit of its
present  or  former   members,   directors/trustees,   officers,   employees  or
representatives  or  to  the  benefit  of  any  controlling  persons  and  their successors. The Distributor agrees promptly to notify the Sub-Distributor of the commencement of any litigation or proceedings  against the Distributor or any of its officers or directors/trustees, in connection with the issue and sale of any of the Shares.

     (h) No person  shall be  obligated  to provide  indemnification  under this
Section 7 if such indemnification would be impermissible under the 1940 Act, the
1993 Act, the 1934 Act or the rules of FINRA;  provided,  however, in such event indemnification  shall be provided under this Section 7 to the maximum extent so permissible.

     8. Obligations of Trust.

     This  Agreement  is  executed  by  and  on  behalf  of the  Trust  and  the obligations  of the Trust  hereunder  are not binding upon any of the  trustees, officers or shareholders of the Trust individually but are binding only upon the
Trust and with respect to the Funds to which such obligations pertain.

     9. Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original  agreement but all of which counterparts shall together constitute but one and the same instrument.

     10. Governing Law.

     This Agreement  shall be construed in accordance with the laws of the State of Wisconsin,  without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin,  or any of the provisions herein, conflict  with the  applicable  provisions  of the 1940 Act,  the  latter  shall control, and nothing herein shall be construed in a manner inconsistent with the
1940 Act or any rule or order of the SEC thereunder. Any dispute arising between the parties to this Agreement shall be resolved by binding arbitration conducted in accordance with the Rules of FINRA.  Such arbitration shall take place in the jurisdiction of the respondent.

     11. Duration and Termination.

     (a) This Agreement shall become  effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed.  Unless sooner terminated as provided herein, this  Agreement  shall  continue  in effect  for one year from the date  hereof.
Thereafter,  if not terminated,  this Agreement shall continue  automatically in
effect  as  to  each  Fund  for  successive  one-year  periods,   provided  such
continuance is specifically  approved at least annually by (i) the Trust's Board or (ii) the vote of a "majority of the outstanding voting securities" of a Fund, and provided that in either event the continuance is also approved by a majority of the  Trust's  Board  who are not  "interested  persons"  of any party to this
Agreement,  by vote cast in person at a meeting called for the purpose of voting on such approval.

     (b)  Notwithstanding  the  foregoing,  this  Agreement  may be  terminated, without  the  payment of any  penalty,  with  respect to a  particular  Fund (i)
through a failure to renew this Agreement at the end of a term, (ii) upon mutual consent of the parties or (iii) upon no less than 60 days'  written  notice,  by either the Trust  through a vote of a majority  of the  members of the Board who are not  "interested  persons"  of the  Trust  and have no  direct  or  indirect financial  interest in the operation of this Agreement or by vote of a "majority of the outstanding voting securities" of a Fund, or by the Sub-Distributor.  The terms of this  Agreement  shall not be  waived,  altered,  modified,  amended or supplemented in any manner whatsoever  except by a written  instrument signed by the  Sub-Distributor,  the Distributor and the Trust. If required under the 1940
Act,  any such  amendment  must be approved by the  Trust's  Board,  including a majority of the Trust's Board who are not  "interested  persons" of any party to this Agreement,  by a vote cast in person at a meeting for the purpose of voting on such amendment.

     (c)  This  Agreement  will  automatically  terminate  in the  event  of its assignment.

     12. Confidentiality.

     The Sub-Distributor  agrees on behalf of its employees to treat all records relative to the Trust and prior, present or potential  shareholders of the Trust as  confidential,  and not to use  such  records  for  any  purpose  other  than performance  of the  Sub-Distributor's  responsibilities  and duties  under this
Agreement,  except after  notification  and prior  approval by the Trust,  which approval shall not be unreasonably  withheld,  and may not be withheld where the
Sub-Distributor  may be exposed to civil or criminal  proceedings for failure to
comply,   when  requested  to  divulge  such  information  by  duly  constituted authorities,  when subject to governmental or regulatory audit or investigation, or when so requested  by the Trust.  Records and  information  which have become known to the public through no wrongful act of the Sub-Distributor or any of its employees,  agents or representatives shall not be subject to this paragraph. In accordance  with Section  248.11 of Regulation  S-P (17 CFR  248.1-248.30),  the
Sub-Distributor  will not directly or indirectly through an affiliate,  disclose any non-public personal  information,  as defined in Reg. S-P, received from the
Trust or any  Fund(s)  regarding  any  shareholder,  to any  person  that is not affiliated  with  the  Trust or any  Fund(s)  or with  the  Sub-Distributor  and
provided  that,  any  such   information   disclosed  to  an  affiliate  of  the
Sub-Distributor shall be under the same limitations on non-disclosure.

     13. Withdrawal of Offering.

     The Trust  reserves the right at any time to withdraw all  offerings of any or all Shares by written notice to the  Sub-Distributor at its principal office.
No Shares shall be offered by either the  Sub-Distributor or the Trust under any provisions of this Agreement and no orders for the purchase of Shares  hereunder shall  be  accepted  by a Fund  if  and so  long  as  the  effectiveness  of the
Registration  Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC.

     14. Miscellaneous.

     The captions in this  Agreement are included for  convenience  of reference only and in no way define or delimit any of the  provisions  hereof or otherwise affect their  construction or effect.  Any provision of this Agreement which may be determined by competent  authority to be prohibited or  unenforceable  in any jurisdiction  shall,  as to such  jurisdiction,  be ineffective to the extent of
such  prohibition  or  unenforceability   without   invalidating  the  remaining
provisions  hereof,  and  any  such  prohibition  or   unenforceability  in  any
jurisdiction shall not invalidate or render  unenforceable such provision in any other  jurisdiction.  This  Agreement  shall be  binding  upon and  inure to the benefit of the parties hereto and their respective  successors.  As used in this
Agreement,   the  terms  "majority  of  the  outstanding   voting   securities,"
"interested  person" and "assignment"  shall have the same meaning as such terms have in the 1940 Act.

     15. Notice.

     Any notice  required  or  permitted  to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service or 3 days after sent by registered or certified mail,  postage  prepaid,  return  receipt  requested  or on the  date  sent  and confirmed  received by facsimile  transmission to the other parties'  respective addresses as set forth below:

Notice to the Sub-Distributor shall be sent to:

         Quasar Distributors, LLC
         Attn:  President
         615 East Michigan Street
         Milwaukee, WI  53202

Notice to the Trust shall be sent to:

         Ms. Carrie Hansen
         Genworth Financial Wealth Management
         2300 Contra Costa Blvd. Ste. 600
         Pleasant Hill, CA  95423

Notice to the Distributor shall be sent to:

         Capital Brokerage Corporation
         Attn:  Scott Wolfe
         6620 West Broad Street, Building 2
         Richmond, VA 23230

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by their officers
designated as of the dates indicated below.

Genworth Variable Insurance Trust           Quasar Distributors, LLC

By: /s/Carrie Hansen                        By: /s/James Schoenike

Title: President                            Title: President

Date: 8/12/08                               Date: 8/13/08

Capital Brokerage Corporation

By: /s/Scott Wolfe

Title: SVP, CCO

Date: Date: 8/15/08

                                   SCHEDULE A
                                     to the
                           SUB-DISTRIBUTION AGREEMENT

                                   Fund Names

              Separate Series of Genworth Variable Insurance Trust

Genworth Calamos Growth Fund

Genworth Columbia Mid Cap Value Fund

Genworth Davis NY Venture Fund

Genworth Eaton Vance Large Cap Value Fund

Genworth Legg Mason Aggressive Growth Fund

Genworth PIMCO StocksPLUS Fund

Genworth Putnam International Capital Opportunities Fund

Genworth Thornburg International Value Fund

Genworth Western Asset Management Core Plus Fixed Income Fund

                                   SCHEDULE B
                                     to the
                           SUB-DISTRIBUTION AGREEMENT

Fees

NSCC Sponsorship Only

o        $6,000 annually, fees billed monthly, $500 per month
o        $1,000 initial set-up charge, due at time of inception of service

Plus out-of-pocket expenses for all future proposals
Out-of-pocket expenses include bank charges, wire charges, NSCC charges

Fees are billed monthly